UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2020

Royal Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

56 Broad Street, Suite 2

Charleston, South Carolina 29401

(Address of principal executive office) (Zip Code)

(843) 900-7693

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Item 8.01 Other Events

On March 4, 2020, in response to the potential effects of coronavirus disease 2019 (COVID-19), the Securities and Exchange Commission (the “Commission”) issued an order (the “Original Order”) pursuant to its authority under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”) granting exemptions from certain provisions of that Act and the rules thereunder related to the reporting and proxy delivery requirements for certain public companies, subject to certain conditions. The Commission monitored the effects of COVID-19 and on March 25, 2020 modified the exemptions in light of its current understanding of the circumstances. For this reason and the reasons stated in the Original Order, the Commission found that modifying the exemptions to cover filings due on or before July 1, 2020, pursuant to its authority under Section 36 the Exchange Act, is appropriate in the public interest and consistent with the protection of investors.

Royal Energy Resources, Inc. (“the Company”) is relying on the order issued by the Commission to extend the March 30, 2020 required filing date of its 2019 Annual Report on Form 10-K. The effects of COVID-19 have limited the abilities of the Company’s employees to conduct normal business activities, including the preparation and review of the Company’s 2019 Annual Report on Form 10-K. The Company expects to file its 2019 Annual Report on Form 10-K on or before May 14, 2020. Set forth below is a risk factor relating to the impact of Covid-19 on the Company:

Coronavirus (COVID-19) Risks.

In December 2019, a novel strain of coronavirus emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to other countries and locations, including the United States. The continued spread of the coronavirus globally has had, and could have a significantly greater, material adverse effect on the global and U.S. economies as a whole, as well as the states and cities where the Company operates or into which it markets its coal.

The coronavirus outbreak is negatively impacting almost every industry directly or indirectly, particularly the travel, hotel and retail industries, and businesses that rely on or require close personal contact, such as live entertainment venues, gyms and exercise facilities, health and wellness service providers and beauty salons, restaurants and bars. Due to the scope of the outbreak and the related uncertainties, many other industries and businesses will be directly or indirectly impacted. Such impacts may cause demand for both thermal and met coal to deviate from historical norms, and may increase volatility in energy markets, which could impact the Company’s ability to ability to successfully market its coal. Furthermore, such impacts could cause the Company to curtail mining activities at its mines.

The extent to which the coronavirus impacts the Company’s operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the outbreak, the actions taken to contain the coronavirus or mitigate its impact, and the direct and indirect economic effects of the illness and containment measures, among others. Any of these developments, and others, could have a material adverse effect on the Company’s ability to conduct its operations at a profit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Royal Energy Resources, Inc.

Dated: March 27, 2020	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	General Counsel